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                                                                     Exhibit 21


                        SUBSIDIARIES OF INTERFACE, INC.


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                                                                  JURISDICTION OF
                SUBSIDIARY (1)                                     ORGANIZATION
                --------------                                    ---------------

Bentley Mills, Inc. (f/k/a Bentley Royalty Company)              Nevada (USA)
Bentley Prince Street, Inc.                                      Delaware (USA)
Camborne Holdings Ltd.(2)                                        England and Wales
Guilford of Maine (Canada), Inc.                                 Canada
Interface Americas Dyehouse Operations, LLC                      Georgia (USA)
Interface Americas Holdings, Inc.(3)                             Georgia (USA)
Interface Americas, Inc.                                         Georgia (USA)
Interface Americas Re:Source Technologies, Inc.                  Georgia (USA)
Interface Architectural Resources, Inc.                          Michigan (USA)
Interface Asia-Pacific Hong Kong Ltd.                            Hong Kong
Interface Australia Holdings Pty Ltd.(4)                         Australia
Interface Europe B.V.(5)                                         Netherlands
Interface Europe, Ltd.(6)                                        England and Wales
Interface Fabrics Group, Inc.(7)                                 Delaware (USA)
Interface Fabrics Group Finishing, Inc.                          Georgia (USA)
Interface Fabrics Group Marketing, Inc.                          Nevada (USA)
Interface Fabrics Group North, Inc.                              Nevada (USA)
Interface Fabrics Group South, Inc.                              North Carolina (USA)
Interface Flooring Systems, Inc.                                 Georgia (USA)
Interface Flooring Systems (Canada), Inc.                        Canada
Interface Global Holdings ApS                                    Denmark
Interface Heuga Singapore Pte. Ltd.                              Singapore
Interface Licensing Company                                      Nevada (USA)
Interface Overseas Holdings, Inc.(8)                             Georgia (USA)
Interface Real Estate Holdings, LLC                              Georgia (USA)
Interface Research Corporation                                   Georgia (USA)
Interface Royalty Company                                        Nevada (USA)
Interface Securitization Corporation                             Delaware (USA)
Interface TekSolutions, LLC                                      Michigan (USA)
Interface Yarns, Inc.                                            Georgia (USA)
Pandel, Inc.                                                     Georgia (USA)
Prince Street Royalty Company                                    Nevada (USA)
Quaker City International, Inc. (9)                              Pennsylvania (USA)
Re:Source Americas Enterprises, Inc.(10)                         Georgia (USA)
Strategic Flooring Services, Inc.                                Georgia (USA)

(1) The names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary", have been omitted. The names of consolidated wholly-owned multiple subsidiaries carrying on the same line of business have been omitted where the name of the immediate parent, the line of business, the number of omitted subsidiaries operating in the United States and the number operating in foreign countries have been given.

(2) Camborne Holdings, Ltd. is the parent of ten direct subsidiaries organized and operating in England, Wales, Hong Kong, Singapore and Germany in the interior fabrics business.

(3) Interface Americas Holdings, Inc. (formerly Interface Americas, Inc.) is the parent of ten direct subsidiaries organized and operating in the United States (including Bentley Prince Street, Inc., Interface Americas, Inc., Interface Americas Re:Source Technologies, Inc., Interface Architectural


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         Resources, Inc., Interface Flooring Systems, Inc., Pandel, Inc. and
         Re:Source Americas Enterprises, Inc.), of which six are in the floorcoverings products/services business and three are in the specialty products business (Pandel, Inc. (specialty mats), Interface Americas Re:Source Technologies, Inc. (antimicrobials, adhesives) and Interface Architectural Resources, Inc. (access flooring)), and three direct subsidiaries organized and operating outside the U.S. in the floorcovering products/services business.

(4) Interface Australia Holdings Pty Ltd. is the parent of six direct subsidiaries organized and operating in Australia in the floorcovering products/services business.

(5) Interface Europe B.V. (formerly Interface Heuga B.V.) is the parent of six direct subsidiaries organized and operating in the Netherlands, and eleven direct subsidiaries organized and operating outside of the Netherlands (including Interface Australia Holdings Pty. Ltd.), in the floorcovering products/services business.

(6) Interface Europe, Ltd. (formerly Interface Flooring Systems, Ltd.) is the parent of seven direct subsidiaries organized and operating in England and Wales, and one direct subsidiary organized and operating in Ireland, in the floorcovering products/services business and one direct subsidiary (Camborne Holdings Ltd.) organized and operating in England and Wales in the interior fabrics business.

(7) Interface Fabrics Group, Inc. (formerly Guilford of Maine, Inc. and Interface Interior Fabrics, Inc.) is the parent of five direct subsidiaries organized and operating in the United States (including Interface Fabrics Group Finishing, Inc., Interface Fabrics Group Marketing, Inc., Interface Fabrics Group North, Inc. and Interface Fabrics Group South, Inc.), and one direct subsidiary organized and operating in England and Wales, in the interior fabrics business.

(8) Interface Overseas Holdings, Inc. is the parent of seven direct subsidiaries organized and operating in the United States (Interface Domestic Corporation), Denmark (Interface Global Holdings ApS and Interface Denmark Holdings ApS), Japan (ISM Japan Ltd.), Thailand (Interface Modernform Co. Ltd.), China (Shanghai Interface Carpet Co. Ltd.) and the British Virgin Islands (Heuga BVI Ltd.).

(9) Quaker City International, Inc. is the parent of three direct subsidiaries organized and operating in the United States in the floorcovering services business.

(10) Re:Source Americas Enterprises, Inc. is the parent of sixteen direct subsidiaries organized and operating in the United States (including Quaker City International, Inc.) in the floorcovering services business.


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